                     [Summit Law Group, P.L.L.C. Letterhead]


                                October 15, 1999


VIA EDGAR AND FEDERAL EXPRESS
-----------------------------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      BSQUARE Corporation
                  Commission File No. 333-85351
                  Registration Statement on Form 8-A under the Securities Exchange Act of 1934

Ladies and Gentlemen:

     On behalf of BSQUARE Corporation (the "Company"), enclosed for filing pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is the Registration Statement on Form 8-A (the "Registration Statement").

     The Company has filed a registration statement of Form S-1 under the Securities Act of 1933 (Registration No. 333-85351) (the "1933 Act Registration Statement") for the initial public offering of its Common Stock, no par value. The Company has also filed an application for inclusion of its Common Stock on the Nasdaq National Market on the effectiveness of its 1933 Act Registration Statement. Accordingly, the Company requests the enclosed Registration Statement of Form 8-A be declared effective simultaneously with the Company's 1933 Act Registration Statement.

     The Company will retain the original manually signed version of the Registration Statement for a period of five years. A hard copy of the Registration Statement will follow via Federal Express. If you have any questions, please contact the undersigned.

                                         Very truly yours,

                                         Summit Law Group, P.L.L.C.

                                         /s/  Laura A. Bertin

                                         Laura A. Bertin, Esq.

Enclosures

cc: BSQUARE Corporation
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Item 1. Description of Registrant's Securities to be Registered

        The description of the registrant's Common Stock, no par value, is incorporated by reference to the "Description of Capital Stock" section in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-85351, as originally filed with the Securities and Exchange Commission on August 17, 1999, or as subsequently amended (the "Registration Statement").

Item 2. Exhibits

         The following Exhibits are filed are part of this Registration
Statement:

Exhibit        Description
-------        -----------
1              Form of Amended and Restated Articles of Incorporation of the
               Registrant (filed as Exhibit 3.1(a) to the Registration
               Statement)

2 Bylaws and all amendments thereto of the Registrant (filed as Exhibit 3.2 to the Registration Statement)
















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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Dated: October 15, 1999

                                  BSQUARE CORPORATION,
                                  a Washington corporation



                                  By: /s/ William T. Baxter
                                     -------------------------------------------
                                          William T. Baxter
                                          Chairman of the Board, Chief Executive
                                          Officer and President
















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                                  EXHIBIT INDEX


                                                                            Sequential Page
Exhibit                        Description                                        No.
   1      Form of Amended and Restated Articles of Incorporation of               --
          the Registrant (filed as Exhibit 3.1(a) to the Registration
          Statement)

   2      Bylaws and all amendments thereto of the Registrant (filed              --
          as Exhibit 3.2 to the Registration Statement)














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